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                                                                   EXHIBIT 10(1)

American Newco, Inc.                                                 May 9, 1996
American Gaming & Entertainment, Inc.
c/o Mr. William I. Fasy, CFO/CEO
Bayport One, Yacht Club Drive, Suite 300
West Atlantic City, NJ  08232

Re: 1. Consulting Agreement (the "Agreement") dated July 1, 1995, between
       Mountaineer Park, Inc. ("MPI") and American Newco, Inc. ("American
       Newco");
    2. Management Agreement ("Management Agreement"), dated June 2, 1994, between Winners Entertainment, Inc., MPI, and American Gaming & Entertainment, Ltd. ("AGEL") and subsequently assigned by AGEL to Gamma of West Virginia, Inc.; and
    3. Settlement Agreement ("Settlement Agreement"), dated June 30, 1995, between Winners Entertainment, Inc., MPI and Gamma of West Virginia, Inc.

Gentlemen:

     As a material inducement for MPI to enter into the Consulting Agreement, American Newco promised at paragraph 1.c. thereof to cause Alfred J. Luciani and
J. Timothy Smith each to spend at least one day per month at Mountaineer Race Track & Resort ("Mountaineer"). As a further material inducement for MPI to enter into the Consulting Agreement, American Newco acknowledged at paragraph 1.d. that MPI was engaging the personal services of American Newco for the principal purpose of securing the services of Messrs. Luciani and Smith.

     Luciani and Smith spent two and three days at Mountaineer during the month of September 1995, after which no further time was spent by either of them at Mountaineer. In addition, MPI has been informed that as of December 15, 1995, Messrs. Luciani and Smith were officially no longer part of the management of American Newco or AGEL. MPI was not notified of this development until April 1996.

     These events constitute material breaches of American Newco's duties of performance under the Consulting Agreement, and in accordance with paragraph 2.b. thereof, MPI hereby provides notice of termination of the Consulting Agreement. Despite the notice provisions of paragraph 2.b., due to the long-standing nature of the breaches, MPI deems the termination to be effective at least by December 15, 1995. However, MPI reserves all rights with respect to possible earlier termination after a thorough review of the matter. Pursuant to paragraph 1 of the Settlement Agreement and paragraph 3.4 of the Management Agreement, the Management Agreement shall be deemed automatically and simultaneously terminated.

     With respect to outstanding expenses billed by American Newco and AGEL, there are inconsistencies, errors and instances of billing for items previously paid by MPI. A report by our controller will follow to provide you with the details and appropriate adjustments.

                                           Sincerely,



                                           /s/ Thomas K. Russell
                                           ----------------------------------
                                           Thomas K. Russell
                                           Secretary and General Counsel
                                           Winners Entertainment, Inc. and
                                           Mountaineer Park, Inc.


cc:   Edson R. Arneault
      Robert L. Ruben, Esq.